EXHIBIT 99.1

Insmed Appoints Matthew Pauls as Chief Commercial Officer

20-Year Industry Veteran Brings Global Sales, Marketing and Reimbursement
Expertise from Leading Pharmaceutical Companies

MONMOUTH JUNCTION, N.J. (April 1, 2013) – Insmed Incorporated (Nasdaq CM: INSM), a biopharmaceutical company focused on developing and commercializing inhaled therapies for patients battling serious lung diseases in orphan indications that are often life-threatening, announces the appointment of Matthew Pauls as Chief Commercial Officer.  In this newly created position, Mr. Pauls reports to Will Lewis, President and Chief Executive Officer, and has full global commercial responsibility for ARIKACE®, liposomal amikacin for inhalation, which is under development to treat Pseudomonas aeruginosa lung infections in cystic fibrosis (CF) patients and patients with non-tuberculous mycobacteria (NTM) lung infections.

Mr. Pauls brings to Insmed more than 20 years of experience in the pharmaceutical industry, including senior-level leadership roles in global marketing, sales, reimbursement, new product launches and commercial operations at leading pharmaceutical companies including Shire Pharmaceuticals, Bristol-Myers Squibb and Johnson & Johnson.

Commenting on the appointment, Will Lewis stated, “We are delighted to have an executive of Matt’s caliber join the Insmed team.  His experience in successfully launching and building several global product portfolios makes him ideally suited to lead our commercial efforts as ARIKACE advances through key clinical and regulatory milestones.  As we near data readouts for both our phase 3 clinical trial in CF and our phase 2 clinical trial in NTM, we are expanding our senior leadership with experienced executives with proven track records of consistently superior performance.  With his results-driven background and market knowledge, Matt surely will be a valuable asset to our team.”

Prior to joining Insmed, Mr. Pauls was with Shire Pharmaceuticals, most recently as Senior Vice President, Head of Global Commercial Operations, Shire Regenerative Medicine.  In this role, Mr. Pauls led the global commercial function of a business unit with a staff of approximately 300 including a 200-person U.S. sales team with approximately $160 million in sales.  Previously he was Vice President, Product General Manager, Shire Specialty Pharmaceuticals Behavioral Health Business Unit, where he had P&L responsibility for Vyvanse® in the U.S. and Intuniv® globally.  Vyvanse® is Shire’s top-selling drug in the U.S. and Intuniv® is a key product in Shire’s global attention deficit hyperactivity disorder (ADHD) franchise.

“It is a pleasure to join Will and the team at Insmed at such a pivotal time in Insmed’s development.  I’m excited about the opportunity to build a premier business dedicated to serving patients who suffer from serious lung diseases in orphan indications, and look forward to contributing to the ongoing success of Insmed,” remarked Mr. Pauls.

Prior to Shire, Mr. Pauls was with Bristol-Myers Squibb as Senior Director of Payor Marketing for their Neuroscience Franchise.  Before that he spent eight years with Johnson & Johnson in positions of increasing responsibility in their CNS Franchise, including Global Commercial Leader and Director of Strategic Marketing.  Mr. Pauls began his career as a pharmaceutical sales representative for Carter Wallace.

Mr. Pauls holds BS and MBA degrees from Central Michigan University and a JD from Michigan State University College of Law.

In connection with Mr. Pauls’ appointment as Chief Commercial Officer, on April 1, 2013, the Compensation Committee of Insmed’s Board of Directors granted Mr. Pauls an inducement stock option award covering 300,000 shares of the Company’s common stock, with an exercise price of $7.45 per share (the closing price of a share of the Company’s common stock on April 1, 2013).  50,000 of the shares of common stock subject to the stock option award will vest on the first anniversary of the date of grant (the “First Anniversary Date”). 150,000 of the shares of common stock subject to the stock option award will vest in six equal installments of 25,000 shares on the last day of each six-month period following the First Anniversary Date through the fourth anniversary of the date of grant, subject to continued employment with the Company through each such date.  100,000 of the shares of common stock subject to the stock option award will vest on the date of the Company’s issuance of a quarterly earnings release pertaining to the fiscal quarter during which the Company’s cumulative revenues from all approved products (as determined in accordance with U.S. GAAP) first exceeds $25 million, subject to continued employment with the Company through such date.  The stock options granted to Mr. Pauls were granted outside of a stockholder-approved plan, pursuant to the “Employment Inducement Awards” exemption under Nasdaq Listing Rule 5635(c)(4).

About Insmed
Insmed Incorporated is a biopharmaceutical company dedicated to improving the lives of patients battling serious lung diseases through the development and commercialization of inhalation therapies in orphan patient populations with critical unmet needs. Insmed's lead candidate, ARIKACE® or liposomal amikacin for inhalation, is engineered to deliver a proven and potent anti-infective directly to the site of serious lung infections to improve the efficacy, safety and convenience of treatment for at least two identified patient populations: cystic fibrosis (CF) patients with Pseudomonas aeruginosa lung infections and patients with non-tuberculous mycobacteria lung infections (NTM). Insmed's phase 3 registrational study of ARIKACE in Europe and Canada completed enrollment and the Company expects top-line clinical results in mid-2013.  Insmed’s phase 2 clinical trial in patients with NTM is well under way in the U.S. and Canada with clinical results expected in late 2013.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Words, and variations of words, such as "intend," "expect," "will," "anticipate," "believe," "continue," "propose" and similar expressions are intended to identify forward-looking statements. Investors are cautioned that such statements in this release, including statements relating to the status, results and timing of results of preclinical studies and clinical trials and preclinical and clinical data and the anticipated benefits of Insmed's products, constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation, failure or delay of U.S. Food and Drug Administration and other regulatory reviews and approvals, competitive developments affecting our product candidates, delays in product development or clinical trials or other studies, patent disputes and other intellectual property developments relating to our product candidates, unexpected regulatory actions, delays or requests, the failure of clinical trials or other studies or results of clinical trials or other studies that do not meet expectations, inability to successfully develop our product candidates or receive necessary regulatory approvals, inability to make product candidates commercially successful, changes in anticipated expenses, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. Investors are cautioned not to place undue reliance on any forward-looking statements that speak only as of the date of this news release. We undertake no obligation to update these forward-looking statements to reflect events or circumstances or changes in our expectations.

Investor Contacts:
LHA
Anne Marie Fields
Senior Vice President
212-838-3777
afields@lhai.com

Bruce Voss
Managing Director
310-691-7100
bvoss@lhai.com

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